                                                                      Exhibit 99

                         Form 4 Joint Filer Information

 Names of Joint Filers:

 Pillar Pharmaceuticals I LP

 Pillar Invest Corporation

 Zein Youssef El

 Address of Joint Filers:

 PILLAR INVEST OFFSHORE SAL STARCO CTR
 BLOC B, 3RD FLR, OMAR DAOUK ST

 Beirut, M8 2020-3313

 Designated Filer:

 Pillar Pharmaceuticals I LP

 Issuer and Ticker Symbol:

 Idera Pharmaceuticals, Inc. [IDRA]

 Date of Event:

 February 6, 2014

 Signatures of Joint Filers:

 Pillar Pharmaceuticals I L.P.

 By: /s/ Youssef El Zein
    -----------------------
    Authorized Signatory

 Pillar Invest Corporation

 By: /s/ Youssef El Zein
    ------------------------
    Authorized Signatory

 /s/ Zein Youssef El
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